                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the
Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration Statement
(No. 333-128239) and related Prospectus of G-III Apparel Group, Ltd. for the registration of 872,497 shares of its common stock, and to the incorporation by reference therein of our report dated March 30, 2006, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd.
included in its Annual Report on Form 10-K for the year ended January 31, 2006, filed with the Securities and Exchange Commission.

Ernst & Young LLP
April 27, 2006